Virgin Media Announces Cash Tender Offer for up to $1.6 billion Senior Notes
LONDON, October 10, 2012 - Virgin Media Inc. (“Virgin Media”) (NASDAQ:VMED) (LSE:VMED) today announced the commencement of tender offers by its subsidiary Virgin Media Finance PLC (the “Issuer”) to purchase any and all of its dollar- and euro-denominated 9.50% Senior Notes due 2016 (the “2016 Notes”) and up to $500 million aggregate principal amount (the “Maximum Tender Amount”) of its dollar-denominated 8.375% Senior Notes due 2019 and its sterling-denominated 8.875% Senior Notes due 2019 (the “2019 Notes” and with the 2016 Notes, the “Notes”) (the “Offers”).
The tender offer forms part of Virgin Media's £225 million second-phase Capital Return Programme, announced in July 2011, of which £175 million remains available to optimise Virgin Media's outstanding debt structure. The purpose of the tender offers is to enable Virgin Media to lower its interest cost and enhance its capital structure by further extending its amortisation schedule. Virgin Media's ongoing share buyback programme is still in place and is unaffected.
The terms and conditions of the tender offers are described in the Offer to Purchase dated October 10, 2012 to be distributed to holders of the Notes. The tender offers are subject to the satisfaction of a financing condition requiring the completion by Virgin Media or one of its subsidiaries of an offering of debt securities, a loan or other financing transaction, on terms satisfactory to Virgin Media, to raise sufficient funds for the Issuer to pay the total consideration for the Notes. Neither the tender offer for the 2016 Notes nor the tender offer for the 2019 Notes is conditioned upon successful completion of the other offer. Important dates with respect to the tender offer are listed below.
The applicable Total Consideration equals the applicable Tender Offer Consideration for each $1,000, £1,000 and €1,000 principal amount of dollar-, sterling- and euro-denominated notes, validly tendered pursuant to the tender offer on or prior to the Early Tender Deadline (and not validly withdrawn prior to the Withdrawal Deadline) and accepted for purchase plus the applicable Early Tender Premium, as set out below.
The applicable Tender Offer Consideration will consist of the applicable Total Consideration less the applicable Early Tender Premium.

Description of Notes	Dollar Notes CUSIP/ISIN Euro Notes and Sterling Notes ISIN/Common Code	Outstanding Aggregate Principal Amount	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(2)
Dollar-denominated 9.50% Senior Notes due 2016	92769V AA7/ US92769V AA70	$850,000,000	$1,086.70	$30.00	$1,116.70
Euro Denominated 9.50% Senior Notes due 2016	XS0432072295 / 043207229	€180,000,000	€1,088.30	€30.00	€1,118.30
Dollar-denominated 8.375% Senior Notes due 2019	92769V AB5 / US92769VAB53	$600,000,000	$1,130.00	$30.00	$1,160.00
Sterling-denominated 8.875% Senior Notes due 2019	XS0464803765/ 046480376	£350,000,000	£1,130.00	£30.00	£1,160.00
(1) Per $1,000, €1,000, and £1,000 principal amount of notes.
(2) Total Consideration per $1,000, €1,000, £1,000 principal amount of notes, as applicable, will only be paid to Holders whose Notes are validly tendered at or prior to the Early Tender Deadline and accepted by the Company.
The dollar-denominated notes can only be tendered in the Offers in minimum principal amounts of $1,000 and integral multiples of $1,000 in excess thereof. After the Offers are completed, the tendering holder must continue to hold Notes in a minimum aggregate principal amount of $100,000.
The sterling-denominated notes can only be tendered in the Offers in minimum principal amounts of £50,000 and integral multiples of £1,000 in excess thereof. After the Offers are completed, the tendering holder must continue to hold Notes in a minimum aggregate principal amount of £50,000.
The euro-denominated notes can only be tendered in the Offers in minimum principal amounts of €50,000 and integral multiples of €1,000 in excess thereof. After the Offers are completed, the tendering holder must continue to hold Notes in a minimum aggregate principal amount of €50,000.

On the Early Settlement Date, the Issuer will pay the applicable Total Consideration plus accrued interest to holders of the 2016 Notes who validly tendered prior to the Early Tender Deadline. On the Settlement Date, the Issuer will pay holders of the 2016 Notes who tender after the Early Tender Deadline the applicable Tender Offer Consideration plus accrued interest to the date of repurchase and with respect to all validly tendered 2019 Notes accepted for payment, the applicable Total Consideration plus accrued interest to the date of repurchase for those tendered prior to the Early Tender Deadline or the applicable Tender Offer Consideration plus accrued interest to the date of repurchase for those tendered after the Early Tender Deadline.
The aggregate principal amount of the 2019 Notes to be purchased will be limited to $500 million. If the aggregate principal amount of 2019 Notes tendered exceeds the limit, then any 2019 Notes purchased will be prorated (with the sterling-denominated Notes being converted into dollars at the applicable exchange rate) pursuant to the terms of the Offer to Purchase. The Issuer may, at its sole discretion, increase, decrease or waive the Maximum Tender Amount, subject to applicable law and as provided in the Offer to Purchase. The Issuer may amend, extend or terminate either or both of the 2016 Notes offer or the 2019 Notes offer in its sole discretion.
The Issuer intends to cancel and retire all of the Notes purchased pursuant to the tender offer. The Issuer intends, though is under no obligation, to issue a redemption notice for all 2016 Notes not tendered pursuant to the 2016 Notes Offer pursuant to which the Issuer will pay the make-whole amount for such 2016 Notes.
Important Dates

Date	Calendar Date	Event
Early Tender Deadline for 2016 and 2019 Notes	11:59 p.m., New York City time, October 23, 2012.	The last time for Holders to tender Notes in order to qualify for the payment of the applicable Total Consideration, which includes the applicable Early Tender Premium.
Withdrawal Deadline for 2016 and 2019 Notes	11:59 p.m., New York City time, October 23, 2012.
The last time for Holders to validly withdraw tenders of Notes. The Issuer may extend the Early Tender Deadline or increase, decrease or waive the Maximum Tender Amount, in each case without extending the Withdrawal Deadline.

Early Settlement Date for 2016 Notes	A business day following the Early Tender Deadline and the satisfaction or waiver of the conditions to the Offers and is expected to be no earlier than October 30, 2012.
The day that Holders of 2016 Notes will be paid the applicable Total Consideration and accrued interest for 2016 Notes validly tendered at or prior to the Early Tender Deadline and not withdrawn and that are accepted for purchase.

Expiration Date for 2016 and 2019 Notes	11:59 p.m., New York City time, November 6, 2012.
The last time for Holders to tender Notes pursuant to the Offers in order to be eligible to receive payment of the applicable Tender Offer Consideration, which excludes the applicable Early Tender Premium.

Settlement Date for 2016 and 2019 Notes	Promptly after the Expiration Date. The Issuer expects that this date will be on or about November 7, 2012.
The day that Holders will be paid the applicable Total Consideration and accrued interest for 2019 Notes validly tendered at or prior to the Early Tender Deadline and that are accepted for purchase and the applicable Tender Offer Consideration and accrued interest for Notes validly tendered after the Early Tender Deadline but at or prior to the Expiration Date and that are accepted for purchase.

J.P. Morgan Securities PLC and J.P. Morgan Securities LLC and their respective affiliates (“J.P. Morgan”) and The Royal Bank of Scotland plc and RBS Securities Inc. and their respective affiliates (“RBS”) are acting as Dealer Managers for the tender offers. The Information and Tender Agent for the tender offer is Lucid Issuer Services Limited. Holders with questions about the tender offer should contact the Dealer Managers or the Information and Tender Agent. Requests for copies of any Offer to Purchase or Letter of Transmittal should be directed to the Information and Tender Agent at virginmedia@lucid-is.com. Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth herein.
None of Virgin Media, the Issuer, the Dealer Managers, the Information and Tender Agent or any of their affiliates are making any recommendations to holders of Notes as to whether to tender or refrain from tendering their Notes in the tender offer. Holders of Notes must decide how many Notes they will tender, if any.

This announcement is neither an offer to purchase nor the solicitation of an offer to sell any of the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The tender offer is made solely pursuant to the Offer to Purchase dated October 10, 2012 and the related Letter of Transmittal.

The Dealer Managers for the Offers are:
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Liability Management Group (800) 245-8812 (toll-free) (212) 834-2046 (collect)	RBS Securities Inc. 600 Washington Boulevard Stamford, CT 06840 Attn: Liability Management Group Toll Free (inside the United States) - 877-297-9832 Collect - 203-897-4825
J.P. Morgan Securities Plc 25 Bank Street, Canary Wharf London E14 5JPM United Kingdom +44 (0)20 7134 3166	The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR United Kingdom Attn: Liability Management Group Tel: +44 (0)20 7085 4634 Email: liabilitymanagement@rbs.com

Forward-Looking Statements
Virgin Media cautions you that statements included in this announcement that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Virgin Media's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Certain of these factors are discussed in more detail under 'Risk Factors' and elsewhere in Virgin Media's annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (SEC) on February 21, 2012. There can be no assurance that the transactions contemplated in this announcement will be completed. Virgin Media assumes no obligation to update any forward-looking statement included in this announcement to reflect events or circumstances arising after the date on which it was made.
For further information, contact:
Virgin Media Investor Relations
Vani Bassi: +44 (0) 1256 752347 / vani.bassi@virginmedia.co.uk
Phil Rudman : +44 (0)1256 752677 / phil.rudman@virginmedia.co.uk
Media Contacts
Tavistock Communications
Lulu Bridges: +44 (0) 20 7920 3150 / lbridges@tavistock.co.uk
Matt Ridsdale: +44 (0) 20 7920 3150 / mridsdale@tavistock.co.uk